UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INMED PHARMACEUTICALS INC

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	98-1428279
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

InMed Pharmaceuticals Inc. Suite 310 – 815 W. Hastings Street, Vancouver, B.C. Canada	V6C 1B4
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-239319

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are common shares, no par value (the “Common Shares”), of InMed Pharmaceuticals Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-239319) filed with the U.S. Securities and Exchange Commission on June 19, 2020 (as amended from time to time, the “Registration Statement”). The description of the Common Shares included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INMED PHARMACEUTICALS INC.

By:	/s/ Eric A. Adams
Name: Eric A. Adams
Title: President and Chief Executive Officer

Date: November 5, 2020